UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                _________________


                                    FORM 8-K




                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934






       Date of Report (Date of earliest event reported) 22 January 1999
                                                       ----------------




                                        Air Products and Chemicals, Inc.
                                --------------------------------------------------
                                (Exact name of registrant as specified in charter)


                Delaware                                     1-4534                         23-1274455
   ----------------------------------------------     ------------------------     ---------------------------
   (State of other jurisdiction of incorporation)     (Commission file number)     (IRS Identification number)


   7201 Hamilton Boulevard, Allentown, Pennsylvania                                         18195-1501
   ------------------------------------------------                                         ----------
       (Address of principal executive offices)                                             (Zip Code)


Registrant's telephone number, including area code  (610) 481-4911
                                                    ---------------

Item 5.  Other Events.
-------  -------------

     The registrant reported net income of $126 million, or diluted earnings per share of 59 cents, for the first quarter ended December 31, 1998. This compares to last year's $161 million, or 72 cents per share. Excluding disclosed special items, net income was $118 million, or diluted earnings per share of 55 cents, a per-share increase of 4% as compared to $118 million, or 53 cents per share in the year ago quarter. Sales of $1.3 billion were up 3% versus $1.2 billion last year. The following discussion excludes the disclosed special items.

     In reviewing the quarter, Air Products Chairman H. A. Wagner said, "Our performance reflects the challenging economic conditions around the world. In this quarter, we have stepped up our efforts across the Company to aggressively drive for cost reduction and productivity improvement. Based on their track record, I'm confident our employees will meet these challenges."

     Industrial gas sales increased 2% while operating income declined 6%. Relative to last year, performance in the quarter was affected by softer conditions in key markets such as chemical processing, electronics and metals. In the U. S. and Europe, reduced tonnage volumes and continued pricing pressures were partially offset by modest merchant gases volume growth, continued productivity improvement and good performance from the Company's Spanish business. The worldwide gases operating margin of 18.7% reflected these conditions. Gas equity affiliate income was up significantly due to favorable foreign exchange and currency effects.

     Chemicals sales were up 5%, as volumes grew by 8%, due primarily to the consolidation of a venture and recent acquisitions. Operating income declined 21%, impacted by softer market conditions, customer outages, investments in new facilities and venture and acquisition integration costs. The operating margin of 13.5% declined from a record level a year ago.

     Equipment and Services' operating income of $30 million was up significantly due to a favorable project mix and good project execution and close-out.

     Commenting on the quarter, Mr. Wagner said, "We entered 1999 knowing the global economic environment would be challenging. The current outlook is for key markets to be softer than we expected, resulting in only a modest growth in earnings this year. As evidenced by the cost reduction charge taken in the quarter, we will continue to aggressively manage those items within our control. That means taking every opportunity for profitable top-line growth, sustained cost control, productivity improvement and a relentless focus on asset management."

NOTE: The forward-looking statements contained in this document are based on current expectations regarding important risk factors. Actual results may differ materially from those expressed. Important risk factors and uncertainties include the impact of worldwide economic growth; pricing of both the Company's products and raw materials such as electricity; customer demand; other factors resulting from fluctuations in interest rates and foreign currencies; the impact of competitive products and pricing; success of cost control programs; and the impact of tax and other legislation and other regulations in the jurisdictions in which the Company and its affiliates operate.

Financial tables follow:

                        AIR PRODUCTS AND CHEMICALS, INC.
                  SUMMARY OF CONSOLIDATED FINANCIAL INFORMATION
                                   (Unaudited)

(Millions of dollars, except per share)
-------------------------------------------------------------------------------
                                       Three Months Ended
                                          31 December
                                       1998            1997
-------------------------------------------------------------------------------
Sales                                $1,274.6          $1,234.8

Net Income                           $  126.4(a)       $  160.5(b)

Basic Earnings Per Share             $    .60(a)       $    .74(b)(c)

Diluted Earnings Per Share           $    .59(a)       $    .72(b)(c)
-------------------------------------------------------------------------------

Operating Return on Net Assets(d)        12.0%             11.5%

Capital Expenditures(e)              $  245.4(f)       $  186.9

Depreciation                         $  127.8          $  117.6
-------------------------------------------------------------------------------

(a) Includes an after-tax gain of $21.4 million, or $.10 per share related to the formation of Air Products Polymers and an after-tax charge of $12.9 million or $.06 per share related to a global cost reduction plan. Excluding the impact of these special items, net income was $117.9 million, basic earnings per share was $.56 and diluted earnings per share was $.55.

(b) Includes an after-tax gain of $35.1 million, or $.16 per share from the sale of the Company's 50% interest in American Ref-Fuel Company and a gain of $7.6 million, or $.03 per share from a cogeneration project contract settlement. Excluding the impact of these special items, net income was $118.0 million, basic earnings per share was $.54 and diluted earnings per share was $.53.

(c) The earnings per share amounts for the prior year have been restated to reflect a two-for-one stock split during the third quarter of fiscal 1998.

(d) Operating return on net assets (ORONA) is calculated as the rolling four quarter sum of operating income divided by the rolling five quarter average of total assets less investments in equity affiliates. The ORONA calculation for the three months ended 31 December 1998 excludes
     $20.3 million in charges related to a global cost reduction plan.

(e) Capital expenditures include additions to plant and equipment, investments in and advances to unconsolidated affiliates, acquisitions, and capital lease additions.

(f) Excludes the Company's contribution of $121.4 million of assets to the Air Products Polymers venture.

                AIR PRODUCTS AND CHEMICALS, INC. AND SUBSIDIARIES
                               CONSOLIDATED INCOME
                                   (Unaudited)

(Millions of dollars, except per share)
--------------------------------------------------------------------------------
                                             Three Months Ended
                                                31 December
                                             1998          1997
--------------------------------------------------------------------------------
SALES AND OTHER INCOME
Sales                                      $1,274.6     $1,234.8
Other income(expense),net                       4.9         (4.9)(a)
--------------------------------------------------------------------------------
                                            1,279.5      1,229.9
--------------------------------------------------------------------------------
COSTS AND EXPENSES
Cost of sales                                 911.0        863.3(b)
Selling and
 administrative                               147.8        127.3(b)
Research and development                       31.7         26.3
--------------------------------------------------------------------------------
OPERATING INCOME                              189.0        213.0
Income from equity affiliates,
 net of related expenses                        9.8          5.7
Gain on American Ref-Fuel Sale
 and contract settlements                        --         75.2
Net gain on formation of
 polymer venture                               31.2           --
Interest expense                               40.4         40.2
--------------------------------------------------------------------------------
INCOME BEFORE TAXES
AND MINORITY INTEREST                         189.6        253.7
Income taxes                                   59.9         92.8
Minority interest                               3.3           .4 (a)
--------------------------------------------------------------------------------

NET INCOME                                 $  126.4     $  160.5
================================================================================

BASIC EARNINGS PER COMMON SHARE                $.60         $.74
--------------------------------------------------------------------------------

DILUTED EARNINGS PER COMMON SHARE              $.59         $.72
--------------------------------------------------------------------------------

WEIGHTED AVERAGE NUMBER OF
 COMMON SHARES (in millions)                  211.4        218.1
--------------------------------------------------------------------------------
WEIGHTED AVERAGE NUMBER OF COMMON AND
 COMMON EQUIVALENT SHARES (in millions)(c)    215.4        222.6
--------------------------------------------------------------------------------
DIVIDENDS DECLARED PER
 COMMON SHARE - Cash                           $.17         $.15
--------------------------------------------------------------------------------

(a) The results for the three months ended 31 December 1997 have been restated to reflect the current year presentation of minority interest in a separate line item between income taxes and net income.

(b) The results for the three months ended 31 December 1997 have been restated to reflect the current year presentation of distribution expense in cost of sales.

(c) The dilution of earnings per common share is due mainly to the impact of unexercised stock options.

                AIR PRODUCTS AND CHEMICALS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)

(Millions of dollars)
--------------------------------------------------------------------------------
                                             31 December    31 December
                ASSETS                           1998           1997
--------------------------------------------------------------------------------
CURRENT ASSETS
Cash and cash items                          $   57.8        $  85.9
Trade receivables, less allowances for
 doubtful accounts                              886.1          860.8
Inventories                                     452.1          406.0
Contracts in progress, less progress billings   136.6           93.9
Other current assets                            129.2          229.1
--------------------------------------------------------------------------------
TOTAL CURRENT ASSETS                          1,661.8        1,675.7
--------------------------------------------------------------------------------
INVESTMENTS IN NET ASSETS OF AND ADVANCES TO
 EQUITY AFFILIATES                              440.8          311.3
OTHER INVESTMENTS AND ADVANCES                   24.5           17.3
PLANT AND EQUIPMENT, at cost                  9,687.2        8,847.7
 Less - Accumulated depreciation              4,793.5        4,372.5
--------------------------------------------------------------------------------
PLANT AND EQUIPMENT, net                      4,893.7        4,475.2
--------------------------------------------------------------------------------
GOODWILL                                        346.4          258.7
OTHER NONCURRENT ASSETS                         351.7          336.3
--------------------------------------------------------------------------------
TOTAL ASSETS                                 $7,718.9       $7,074.5
================================================================================

    LIABILITIES AND SHAREHOLDERS' EQUITY
--------------------------------------------------------------------------------
CURRENT LIABILITIES
Payables, trade and other                    $  480.4       $  612.9
Accrued liabilities                             269.6          239.4
Accrued income taxes                             54.3          195.4
Short-term borrowings                           252.7           64.8
Current portion of long-term debt               310.1           47.8
--------------------------------------------------------------------------------
TOTAL CURRENT LIABILITIES                     1,367.1        1,160.3
--------------------------------------------------------------------------------
LONG-TERM DEBT                                2,123.2        2,234.7
DEFERRED INCOME & OTHER NONCURRENT LIABILITIES  605.2          450.5
DEFERRED INCOME TAXES                           733.9          616.3
--------------------------------------------------------------------------------
TOTAL LIABILITIES                             4,829.4        4,461.8
--------------------------------------------------------------------------------
MINORITY INTERESTS IN SUBSIDIARY COMPANIES     117.0            17.3
--------------------------------------------------------------------------------
SHAREHOLDERS' EQUITY
Common stock, par value $1 per share            249.5          124.7
Capital in excess of par value                  331.1          452.1
Retained earnings                             3,490.5        3,118.3
Accumulated other comprehensive income         (203.3)        (214.4)
Treasury Stock, at cost                        (681.7)        (442.0)
Shares in trust                                (413.6)        (443.3)
--------------------------------------------------------------------------------
TOTAL SHAREHOLDERS' EQUITY                    2,772.5        2,595.4
--------------------------------------------------------------------------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY   $7,718.9       $7,074.5
================================================================================

                AIR PRODUCTS AND CHEMICALS, INC. AND SUBSIDIARIES
                        STATEMENT OF COMPREHENSIVE INCOME
                                   (Unaudited)

(Millions of dollars)
--------------------------------------------------------------------------------
                                                     Three Months Ended
                                                         31 December
                                                       1998        1997
--------------------------------------------------------------------------------
NET INCOME                                         $  126.4     $ 160.5
--------------------------------------------------------------------------------
OTHER COMPREHENSIVE INCOME, net of tax
  Foreign currency translation adjustments             24.3       (32.8)

  Unrealized gains on investments:
    Unrealized holding gains arising
     during the period                                  3.9        (2.4)
    Less:  reclassification adjustment
     for gains included in net income                    --          --
--------------------------------------------------------------------------------
  Net unrealized gains on investments                   3.9        (2.4)

--------------------------------------------------------------------------------
TOTAL OTHER COMPREHENSIVE INCOME                       28.2       (35.2)
--------------------------------------------------------------------------------

COMPREHENSIVE INCOME                               $  154.6     $ 125.3
================================================================================

                AIR PRODUCTS AND CHEMICALS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


The results for the three months ended 31 December 1998 include a net gain of $31.2 million ($21.4 million after-tax or $.10 per share) related to the formation of Air Products Polymers (a 65% majority owned venture with Wacker Chemicals). The gain is a result of using fair value to value the assets acquired to form the venture. The gain was partially offset by costs related to an emulsions facility shutdown not included in the joint venture and for costs related to indemnities provided by Air Products to the venture.

On 21 December 1998, the Company committed to a global cost reduction plan. The plan results in a staffing reduction of approximately 200 employees in the areas of manufacturing, distribution, and overhead. The plan will be completed by 31 December 1999. $20.3 million ($12.9 million after-tax or $.06 per share) related to employee termination benefits was charged to expense in the fiscal quarter of which $4.8 has been incurred and the balance is included in accrued liabilities. The charges to cost of sales, selling and administrative and research and development were $9.9 million, $9.3 million and $1.1 million respectively.

In December 1997, the Company sold its 50% interest in American Ref-Fuel Company, its former waste-to-energy joint venture with Browning-Ferris Industries, Inc.(BFI), to Duke Energy Power Services and United American Energy Corporation. This transaction provided for the sale of Air Products' interest in American Ref-Fuel's five waste-to-energy facilities for $237 million, and the assumption of various parental support agreements by Duke Energy Capital Corporation, the parent company of Duke Energy Power Services. The income statement for the three months ended 31 December 1997 includes a gain of $62.6 million from this sale, ($35.1 million after-tax or $.16 per share).

The results for the three months ended 31 December 1997 also include a gain of $12.6 million from a cogeneration project contract settlement($7.6 million after-tax or $.03 per share).

                AIR PRODUCTS AND CHEMICALS, INC. AND SUBSIDIARIES
                          SUMMARY BY BUSINESS SEGMENTS
                                   (Unaudited)


(Millions of dollars)
--------------------------------------------------------------------------------
                                         Three Months Ended
                                             31 December
                                          1998         1997
--------------------------------------------------------------------------------

Sales:
   Industrial Gases                    $  740.8       $  727.0
   Chemicals                              401.8          380.9
   Equipment/Services                     132.0          126.9
   Corporate/Other                           --             --
--------------------------------------------------------------------------------
      CONSOLIDATED                     $1,274.6       $1,234.8
--------------------------------------------------------------------------------

Operating Income:
   Industrial Gases                    $  122.2 (a)   $  147.2
   Chemicals                               52.6 (a)       68.4
   Equipment/Services                      28.8 (a)       12.6
   Corporate/Other                        (14.6)(a)      (15.2)(b)
--------------------------------------------------------------------------------
      CONSOLIDATED                     $  189.0       $  213.0
--------------------------------------------------------------------------------

Equity Affiliates' Income:
   Industrial Gases                    $    6.1       $     .4
   Chemicals                                2.1             --
   Equipment/Services                       1.1            4.4
   Corporate/Other                           .5             .9
--------------------------------------------------------------------------------
      CONSOLIDATED                     $    9.8       $    5.7
--------------------------------------------------------------------------------

Operating Return on Net Assets:
   Industrial Gases                        11.3%          11.4%
   Chemicals                               16.2           18.1
   Equipment/Services                      32.7           11.3
   Corporate/Other                          N/A            N/A
--------------------------------------------------------------------------------
      CONSOLIDATED                         12.0%          11.5%
--------------------------------------------------------------------------------

(a) The results for the three months ended 31 December 1998 include the cost reduction charge in Industrial Gases ($16.3 million), Chemicals
     ($1.6 million), Equipment/Services ($1.9 million), and Corporate/Other ($.5 million).

(b) The results for the three months ended 31 December 1997 have been restated to reflect the current year presentation of minority interest in a separate line item between income taxes and net income.

                AIR PRODUCTS AND CHEMICALS, INC. AND SUBSIDIARIES
                          SUMMARY BY GEOGRAPHIC REGIONS
                                   (Unaudited)


(Millions of dollars)
--------------------------------------------------------------------------------
                                              Three Months Ended
                                                 31 December
                                               1998         1997
--------------------------------------------------------------------------------

Sales:
   United States                           $  807.9     $  876.0
   Europe                                     399.3        299.4
   Canada/Latin America                        58.0         51.3
   Other                                        9.4          8.1
--------------------------------------------------------------------------------
      CONSOLIDATED                         $1,274.6     $1,234.8
--------------------------------------------------------------------------------

Operating Income:
   United States                           $  143.3(a)  $  169.2 (b)
   Europe                                      41.0(a)      41.2 (b)
   Canada/Latin America                         5.4          3.5
   Other                                        (.7)         (.9)(b)
--------------------------------------------------------------------------------
      CONSOLIDATED                         $  189.0     $  213.0
--------------------------------------------------------------------------------

Equity Affiliates' Income:
   United States                           $    1.9     $    5.5
   Europe                                       2.9          2.7
   Canada/Latin America                         4.5          2.9
   Other                                         .5         (5.4)
--------------------------------------------------------------------------------
      CONSOLIDATED                         $    9.8     $    5.7
--------------------------------------------------------------------------------

(a) The results for the three months ended 31 December 1998 include the cost reduction charge in the United States ($10.5 million) and Europe ($9.8 million).

(b) The results for the three months ended 31 December 1997 have been restated to reflect the current year presentation of minority interest in a separate line item between income taxes and net income.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                Air Products and Chemicals, Inc.
                                --------------------------------
                                           (Registrant)



 Dated: 22 January 1999         By:          /s/ Leo J. Daley
                                    ----------------------------------------
                                             Leo J. Daley
                                             Vice President - Finance
                                             (Chief Financial Officer)